Exhibit 99.1

DXC Technology Prices Senior Notes Offering

TYSONS, Va., September 7, 2021 — DXC Technology Company (NYSE: DXC) (“DXC”) today announced the pricing of an offering of (i) $700.0 million aggregate principal amount of its 1.800% Senior Notes due 2026 (the “2026 Notes”), priced at 99.900% of the aggregate principal amount of such notes, and (ii) $650.0 million aggregate principal amount of its 2.375% Senior Notes due 2028 (together with the 2026 Notes, the “Notes”), priced at 99.910% of the aggregate principal amount of such notes. The offering is being made through an underwriting syndicate led by BofA Securities, Inc., Citigroup Global Markets Inc., and J.P. Morgan Securities LLC, as representatives of the underwriters. Lloyds Securities Inc., Mizuho Securities USA LLC, and MUFG Securities Americas Inc. also served as joint bookrunners for the Notes. The issuance of the Notes is expected to close on or about September 9, 2021, subject to customary closing conditions.

DXC intends to apply the net proceeds from this offering, after the payment of the underwriting discount and other expenses, to the repayment, in whole or in part, of its 4.125% Senior Notes due 2025, its 4.750% Senior Notes due 2027 and its 7.45% Senior Notes due 2029, with any remainder applied to its other existing indebtedness.

A registration statement, including a prospectus, relating to the offering of the Notes has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and is effective. This press release shall not constitute an offer to sell nor the solicitation of an offer to buy any securities (including the Notes) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offering of the Notes is being made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

A copy of the prospectus supplement and accompanying prospectus relating to the offering of the Notes may be obtained for free by visiting EDGAR on the SEC website at www.sec.gov or by sending a request to BofA Securities, Inc., 200 North College Street, 3rd Floor, Charlotte, North Carolina 28255-0001, tel.: 1-(800) 294-1322, email: dg.prospectus_requests@bofa.com; to Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, tel.: 1-(800) 831-9146, email: prospectus@citi.com; or to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, Tel: (212) 834-4533.

ABOUT DXC TECHNOLOGY

DXC Technology (NYSE: DXC) helps global companies run their mission critical systems and operations while modernizing IT, optimizing data architectures, and ensuring security and scalability across public, private and hybrid clouds. The world’s largest companies and public sector organizations trust DXC to deploy services across the Enterprise Technology Stack to drive new levels of performance, competitiveness, and customer experience.

Cautionary Statement Regarding Forward-Looking Statements

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the coronavirus disease 2019 pandemic and the impact of varying private and governmental responses that affect our customers, employees, vendors and the economies and communities where they operate. For a written description of these factors, see the section titled “Risk Factors” in DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021, and any updating information in subsequent SEC filings, including DXC’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021.

No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events except as required by law.

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Contact

Richard Adamonis, Corporate Media Relations, +1-862-228-3481, radamonis@dxc.com

John Sweeney, Investor Relations, +1-980-315-3665, john.sweeney@dxc.com

Source: DXC Technology

Category: Investor Relations